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                                                                    Exhibit 21.1

Subsidiaries                                         State of Incorporation
------------                                         ----------------------

Monarch Pharmaceuticals, Inc.                        Tennessee

Parkedale Pharmaceuticals, Inc.                      Michigan

Medco Research, Inc. (effective
  February 25, 2000)                                 Delaware

King Pharmaceuticals of Nevada, Inc.                 Nevada